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Goldman Sachs Trust II

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Goldman Sachs Trust II

Goldman Sachs Multi-Manager Alternatives Fund

200 West Street

New York, New York 10282

May 4, 2016

Dear Shareholder,

Goldman Sachs Asset Management, L.P. (“GSAM” or the “Investment Adviser”), the investment adviser of Goldman Sachs Multi-Manager Alternatives Fund (the “Fund”), selects investment managers (“Underlying Managers”) for the Fund, a series of Goldman Sachs Trust II (the “Trust”), subject to approval of the board of trustees of the Trust (the “Board”). We are pleased to inform you that, at the recommendation of GSAM, the Board has appointed Acadian Asset Management LLC (“Acadian”), QMS Capital Management LP (“QMS”) and Russell Implementation Services Inc. (“RIS” and collectively, “New Underlying Managers”) to serve as new, additional Underlying Managers to the Fund. The Board approved a sub-advisory agreement between GSAM and each of Acadian, QMS and RIS (the “Sub-Advisory Agreements”) on February 24, 2016. Ares Capital Management II LLC (“Ares”), Atreaus Capital, LP (“Atreaus”), Brigade Capital Management, LP (“Brigade”), Corsair Capital Management, L.P. (“Corsair”), First Pacific Advisors, LLC (“FPA”), Graham Capital Management, L.P. (“GCM”), New Mountain Vantage Advisers, L.L.C. (“New Mountain Vantage”), Polaris Capital Management, LLC (“Polaris”) and Sirios Capital Management, L.P. (“Sirios”) continue to serve as the Fund’s other Underlying Managers. Each Underlying Manager is approved to manage a portion of the Fund’s portfolio (which may change over time) as allocated by GSAM and overseen by the Board.

Please note that this appointment does not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy. The purpose of this document is to provide you with additional information about these changes that we are required to make available to you.

GOLDMAN SACHS MULTI-MANAGER ALTERNATIVES FUND

Background

In connection with its duties as the investment adviser for the Fund, GSAM recommends, reviews and evaluates the Fund’s Underlying Managers on an ongoing basis. At a meeting held on February 24, 2016 and pursuant to GSAM’s recommendation, the Board approved Acadian, QMS and RIS as new Underlying Managers for the Fund and approved the Sub-Advisory Agreements.

The Board determined to initially approve the Sub-Advisory Agreements after a thorough analysis of the proposed services to be provided by each of Acadian, QMS and RIS. The material factors considered by the Board in approving the Sub-Advisory Agreements are set forth below under “Goldman Sachs Multi-Manager Alternatives Fund—Trustees’ Considerations.”

Investment Strategies of New Underlying Managers

Acadian Asset Management LLC

Acadian has been approved by the Board to manage a portion of the Fund’s assets employing a “Relative Value” strategy. Relative Value Strategies seek to identify and benefit from price discrepancies between related assets (assets that share a common financial factor, such as interest rates, an issuer, or an index). Relative Value opportunities generally rely on arbitrage (the simultaneous purchase and sale of related assets) and may exist between two issuers or within the capital structure of a single issuer. Relative Value Strategies attempt to exploit a source of return with low correlation to the market. Relative Value Strategies include, among others, fixed income arbitrage, convertible arbitrage, volatility arbitrage, statistical arbitrage and equity market neutral strategies.

Acadian specializes in systematic, active global and regional equity strategies. Acadian manages an allocation of the Fund’s assets through a quantitative fundamental equity market neutral strategy. Pursuant to this strategy, Acadian directs a portion of the Fund’s assets to constructing a long/short portfolio and invests a portion in a subset investable universe that seeks to capture global alpha opportunities.

QMS Capital Management LP

QMS has been approved by the Board to manage a portion of the Fund’s assets employing a “Tactical Trading” strategy. Tactical Trading Strategies seek to produce total return by long and short investing across global fixed income, currency, equity, and commodity markets. Tactical Trading managers may employ various investment styles, of which the two major strategies are global macro and managed futures. Tactical Trading managers that employ a global macro style may select their investments based upon fundamental and/or technical analysis. Tactical Trading managers that employ a managed futures style may use quantitative modeling techniques (for example, determining an asset’s value based upon an analysis of price history, price momentum, and the asset’s value relative to that of other assets, among other factors). Tactical Trading managers typically have no structural bias to be long, short, or neutral, but at any given time may have significant long or short exposures in a particular market or asset class.

Tactical Trading Managers may invest in commodity related instruments including but not limited to commodity futures and commodity exchange traded funds. Commodity markets are influenced by, among other things, changing supply and demand relationships, weather, governmental, agricultural, commercial and trade programs and policies designed to influence commodity prices, world political and economic events, and changes in interest rates.

QMS focuses primarily on systematic global macro investment strategies.

Russell Implementation Services Inc.

RIS has been approved by the Board to execute a beta completion mandate that is designed to achieve a target beta exposure for the overall Fund. RIS’s beta completion strategy seeks to systematically target a beta exposure of the Fund (as determined by GSAM) through buying or selling equity futures.

RIS focuses on providing implementation solutions designed to improve portfolio performance while simultaneously reducing exposure to unintended risks. Strategies include beta completion, multi-asset rebalancing, dynamic asset allocation, transition management and currency overlays.

New Sub-Advisory Agreements

Under the Sub-Advisory Agreements, subject to the supervision and oversight of GSAM, each of Acadian, QMS and RIS, with respect to those assets that GSAM allocates to it for management (the “Allocated Assets”), provides the Fund with investment research, advice and supervision and furnishes a continuous investment program for, and manages the investment and reinvestment of, its respective Allocated Assets. Acadian, QMS and RIS each determine in their discretion the securities, cash and other financial instruments to be purchased, retained or sold for the Fund within the parameters of the investment approach, policies, restrictions and guidelines applicable to their respective Allocated Assets as provided by GSAM, the provisions of the applicable Sub-Advisory Agreement, all applicable laws, rules and regulations and the Fund’s registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”).

Under the Sub-Advisory Agreements, each of Acadian, QMS and RIS pays for all expenses incurred by it in connection with its services to the Allocated Assets. As compensation for their services, Acadian, QMS and RIS are entitled to receive fees from GSAM (not the Fund) each calendar quarter based on an annual percentage of the average daily net assets of their respective Allocated Assets.

Each Sub-Advisory Agreement will remain in effect for two years after its effective date and will continue thereafter for successive periods of twelve months, provided that its continuance is approved at least annually (i) by the vote or a majority of those Trustees of the Trust who are not parties to the Sub-Advisory Agreements or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by either the vote of (A) the Board or (B) a majority of the outstanding voting securities for the Fund (within the meaning of the 1940 Act).

Each Sub-Advisory Agreement provides for termination, without payment of any penalty, (i) by vote of a majority of the Board or by a vote of a majority of the outstanding voting securities of the Fund; (ii) by GSAM on 60 days written notice to Acadian, QMS or RIS, as applicable (or immediately in the event of a material breach by Acadian, QMS or RIS), or (iii) by Acadian, QMS or RIS, as applicable, on not less than 90 days written notice to GSAM and the Trust. Notwithstanding the above, Acadian, QMS and RIS may not terminate their respective Sub-Advisory Agreements during the following periods immediately after the effective date: for Acadian and QMS, 24 months; for RIS, 12 months. Each Sub-Advisory Agreement shall automatically terminate in the event of its assignment or change of control of Acadian, QMS or RIS, as applicable, or the assignment of the Fund’s management agreement with GSAM. Each Sub-Advisory Agreement shall also terminate in the event that the Fund’s management agreement with GSAM is terminated.

As described below under “Additional Information—SEC Exemptive Order,” GSAM has received an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) enabling it to enter into an investment sub-advisory agreement with an Underlying Manager that has not been approved by a vote of the majority of the outstanding voting securities of the Fund if certain conditions are met.

Trustees’ Considerations

The Fund is an investment portfolio of the Trust that commenced investment operations on April 30, 2013. The Fund employs a “manager of managers” structure, whereby the Investment Adviser is responsible for selecting

Underlying Managers (subject to Board approval), allocating the Fund’s assets among them, and overseeing their day-to-day management of Fund assets. Upon the recommendation of the Investment Adviser, at a meeting held on February 24, 2016 (the “Meeting”) the Trustees, including all of the Trustees present who are not parties to the Fund’s investment management agreement or any sub-advisory agreement or “interested persons” (as defined in the 1940 Act) of any party thereto (the “Independent Trustees”) approved separate Sub-Advisory Agreements between the Investment Adviser and each of Acadian, QMS and RIS. In connection with the Meeting, the Trustees received written materials and oral presentations on the topics covered, and were advised by their independent legal counsel. In addition, the New Underlying Managers provided information in response to a request from the Investment Adviser.

Nature, Extent and Quality of the Services Provided Under the Sub-Advisory Agreement and Performance

In evaluating the nature, extent and quality of services to be provided by the New Underlying Managers, the Trustees considered information about each New Underlying Manager’s (a) personnel and compensation structure; (b) track record in managing accounts with investment strategies similar to those to be employed on behalf of the Fund; (c) policies and procedures in place to address potential conflicts of interest; and (d) compliance program. In this regard, they considered assessments provided by the Investment Adviser of the New Underlying Managers, their investment strategies and personnel and their compliance program. The Trustees considered that each New Underlying Manager currently manages other assets for the Investment Adviser’s clients. The Trustees reviewed the performance of composites of separate accounts managed by Acadian and QMS with investment objectives and strategies similar to those to be used in managing their respective sleeve of the Fund. They noted that, because neither Acadian, QMS nor RIS had previously provided services to the Fund, there was no performance information to evaluate with respect to the Fund.

Costs of Services to be Provided

The Trustees reviewed the terms of the Sub-Advisory Agreements and the proposed fee schedules for the New Underlying Managers as well as those of any comparable funds or accounts managed by the New Underlying Managers. They noted that the compensation paid to each New Underlying Managers would be paid by the Investment Adviser, not by the Fund. They also noted that the terms of the Sub-Advisory Agreements were the result of arms’ length negotiations between the Investment Adviser and each New Underlying Manager. The Trustees reviewed the anticipated blended average of all sub-advisory fees to be paid by the Investment Adviser and how it would change upon hiring the New Underlying Managers, and the amount of the management fee retained by the Investment Adviser.

Conclusion

In connection with their consideration of the Sub-Advisory Agreements at the Meeting, the Trustees gave weight to various factors, but did not identify any particular factor as controlling their decision. After deliberation and consideration of the information provided, the Independent Trustees unanimously concluded that each New Underlying Manager’s management of a sleeve of the Fund would likely benefit the Fund and its shareholders, and that the Sub-Advisory Agreements should be approved.

Additional Information

SEC Exemptive Order

On May 29, 2013, GSAM and the Trust received an exemptive order (“Order”) from the SEC exempting them from certain provisions of the 1940 Act. Specifically, the Order permits the Trust and GSAM, so long as certain conditions are satisfied, to enter into and materially amend an investment sub-advisory agreement with an Underlying Manager without shareholder approval. The Order generally requires that shareholders of the Fund be notified of an investment sub-advisory agreement that has been entered into within 90 days of the hiring of the

Underlying Manager, and that the Fund make available to shareholders information similar to that which would have been included in a proxy statement to shareholders.

Additional Information About GSAM and the Fund’s Other Service Providers

GSAM, a Delaware limited partnership registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), is the Fund’s investment adviser. GSAM is a wholly-owned subsidiary of The Goldman Sachs Group, Inc., a public company that is a bank holding company, financial holding company and a world-wide, full-service financial services organization. The Goldman Sachs Group, Inc. is the general partner and principal owner of GSAM. GSAM’s and The Goldman Sachs Group Inc.’s current business address is 200 West Street, New York, NY 10282. As of March 31, 2016, GSAM, including its investment advisory affiliates, had approximately $1.01 trillion in assets under supervision.

Goldman, Sachs & Co., an affiliate of GSAM, located at 200 West Street, New York, New York 10282, serves as the exclusive distributor of shares of the Fund.

State Street Bank and Trust Company, located at One Lincoln Street, Boston, Massachusetts 02111, serves as the Fund’s custodian and administrator.

Additional Information About New Underlying Managers

Acadian Asset Management LLC

Acadian, located at 260 Franklin Street, Boston, Massachusetts 02110, is an investment adviser registered with the SEC. As of December 31, 2015, Acadian and its wholly-owned affiliates had approximately $66.8 billion in assets under management. Acadian is a subsidiary of OMAM Affiliate Holdings LLC, which is an indirectly wholly-owned subsidiary of OM Asset Management plc, a publicly listed company on the NYSE.

The principal executive officers and directors of Acadian, as of the date of this document, are set forth below.

Name and Address	Position(s) with Acadian[1]	Position(s) with Acadian’s Affiliates and/or Other Directorships[1]
Ronald D. Frashure[2]	Chairman of the Board of Managers	Acadian Asset Management (Singapore) Pte Ltd and Acadian Cayman Limited G.P., Director

Churchill G. Franklin[2]	Chief Executive Officer and Member of Board of Managers	Acadian Asset Management (Australia) Ltd, Acadian Asset Management (UK) Ltd, and Acadian Cayman Limited G.P., Director

John R. Chisholm[2]	Executive Vice President, Chief Investment Officer and Member of Board of Managers	Acadian Asset Management (UK) Ltd and Acadian Asset Management (Australia) Ltd, Director

Mark J. Minichiello[2]	Executive Vice President, Chief Operating Officer, Treasurer, Secretary and Member of Board of Managers	Acadian Asset Management (UK) Ltd, Acadian Asset Management (Australia) Ltd, Acadian Asset Management (Singapore) Pte Ltd and Acadian Asset Management (Japan), Director

Name and Address	Position(s) with Acadian[1]	Position(s) with Acadian’s Affiliates and/or Other Directorships[1]
Laurent De Greef[2]	Senior Vice President, Director of Global Consultant Relations and Member of Board of Managers	None

Brendan Bradley[2]	Senior Vice President, Director of Portfolio Management and Member of Board of Managers	None

Ross Dowd[2]	Executive Vice President, Global Head of Marketing and Client Service and Member of Board of Managers	Acadian Asset Management (UK) Ltd, Acadian Cayman Limited G.P., Acadian Asset Management (Australia) Ltd, Acadian Asset Management (Singapore) Pte Ltd and Acadian Asset Management (Japan), Director

Mauricio Karchmer[2]	Senior Vice President, Director of Implementation, Portfolio Construction and Trading and Member of Board of Managers	None

Theodore Noon[2]	Senior Vice President, Director of North American Business Development and Member of Board of Managers	None

Linda Gibson[3]	Member of Board of Managers	OM Asset Management PLC, Executive Vice President and Head of Global Distribution; OMAM Inc., Director, Executive Vice President and Head of Global Distribution; Acadian Asset Management LLC, Barrow, Hanley, Mewhinney & Strauss, LLC, OMAM (HFL) Inc. and OMAM International Ltd., Director

Christopher Hadley[3]	Member of Board of Managers	OM Asset Management PLC, Executive Vice President and Chief Talent Officer; OMAM Inc., Executive Vice President and Chief Talent Officer; and Acadian Asset Management LLC, Director

Name and Address	Position(s) with Acadian[1]	Position(s) with Acadian’s Affiliates and/or Other Directorships[1]
Aidan Riordan[3]	Member of Board of Managers	OM Asset Management, Executive Vice President and Head of Affiliate Management; OMAM Inc., Executive Vice President, Head of Affiliate Management; Acadian Asset Management LLC, Barrow, Hanley, Mewhinney & Strauss, LLC, The Campbell Group, Inc., Copper Rock Capital Partners LLC, OMAM (HFL) Inc., Investment Counselors of Maryland, LLC and Thompson, Siegel & Walmsley LLC, Director

Stephen Belgrad[3]	Member of Board of Managers	OM Asset Management PLC, Executive Vice President and Chief Financial Officer; OMAM Inc., Director, Executive Vice President and Chief Financial Officer; Acadian Asset Management LLC and OMAM International Ltd., Director

[1]	None of the principal executive officers of Acadian listed above have other principal employment other than the position(s) listed above.
[2]	The business address of Messrs. Frashure, Franklin, Chisholm, Minichiello, De Greef, Bradley, Dowd, Karchmer and Noon is 260 Franklin Street, Boston, Massachusetts 02110.
[3]	The business address of Ms. Gibson and Messrs. Hadley, Riordan and Belgrad is 200 Clarendon Street, Boston, Massachusetts 02116. For each, his or her principal occupation is the first position listed under “Position(s) with Acadian’s Affiliates and/or Other Directorships.”

QMS Capital Management LP

QMS, located at 240 Leigh Farm Road, Suite 450, Durham, North Carolina 27707, is an investment adviser registered with the SEC and a Commodity Pool Operator and Commodity Trading Advisor registered with the Commodity Futures Trading Commission and National Futures Association. Founded in 2008, QMS had a trading level of approximately $2.31 billion as of December 31, 2015. QMS is controlled by Michael Brandt and Adil Nathani, each of whom owns more than 25% of the limited partnership interests of QMS. QMS Capital Advisors LLC is the general partner of QMS.

The principal executive officers and partners of QMS, as of the date of this document, are set forth below. The business address of each person is 240 Leigh Farm Road, Suite 450, Durham, North Carolina 27707.

Name	Position(s) with QMS[1]
Adil A. Nathani	Limited Partner, Chief Financial Officer and Chief Risk Officer
Michael W.D. Brandt[2]	Limited Partner and Chief Investment Officer
William E. Schwartz	Limited Partner, General Counsel, Chief Compliance Officer and Chief Operating Officer
Peter D. Nolan	Limited Partner, Managing Principal
Richard W. O’Brien	Limited Partner, Principal
Daryl N. Caldwell	Limited Partner, Principal

[1]	Except for Dr. Brandt, none of the principal executive officers of QMS listed above have other principal employment other than his or her respective position(s) with QMS and its affiliated managers.
[2]	Dr. Brandt is also the Kalman J. Cohen Professor of Finance at Duke University’s Fuqua School of Business.

Russell Implementation Services Inc.

RIS, located at 1301 2nd Avenue, 18th Floor, Seattle, Washington 98101, is an investment adviser registered with the SEC. As of December 31, 2015, RIS had approximately $76 billion in assets under management. RIS is a wholly-owned subsidiary of Frank Russell Company dba Russell Investments, which is an indirect subsidiary of London Stock Exchange Group plc (“LSEG”). LSEG is a diversified international market infrastructure and capital markets business.

RIS has advised the Fund that, on October 8, 2015, Emerald Acquisition Limited, a company incorporated under the laws of England and Wales (“Buyer”), entered into an agreement with FRC and LSEG through which Buyer will acquire FRC’s asset management business (“Russell Investments”), including RIS, from LSEG (the “Transaction”). Buyer is a newly formed acquisition vehicle through which the limited partners of certain private equity funds affiliated with TA Associates will indirectly acquire a majority ownership interest and the limited partners of certain private equity funds affiliated with Reverence Capital Partners will indirectly acquire a significant minority ownership interest in Russell Investments. RIS expects that the Transaction will be consummated in the first half of 2016, subject to regulatory and other approvals and confirmations, and other conditions being satisfied.

As required by the 1940 Act, the consummation of the Transaction would result in the automatic termination of the sub-advisory agreement between RIS and GSAM with respect to the Fund. At a meeting held on February 24, 2016, the Trustees of the Trust unanimously approved a second investment sub-advisory agreement (the “New Sub-Advisory Agreement”) between RIS and GSAM. Under the New Sub-Advisory Agreement, RIS would provide investment sub-advisory services for the same fees that are currently in effect.

The principal executive officers and directors of RIS, as of the date of this document, are set forth below. The business address of each person is 1301 2nd Avenue, 18th floor, Seattle, Washington 98101.

Name	Position(s) with RIS[1]
Troy L. Rucker	Director, President and Chief Executive Officer
Matthew C. Moss	Director and Chief Financial Officer
Crista S. Dumais	Financial and Operations Principal
Jeffrey T. Hussey	Director
Kristin L. Gaerttner	Chief Compliance Officer
Kenneth W. Willman	Secretary and Chief Legal Officer

[1]	None of the principal executive officers of RIS listed above have other principal employment other than his or her respective position(s) with RIS and its affiliated managers.

Reports to Shareholders

The Fund’s annual and semi-annual reports are available free upon request. Shareholders may obtain a copy of either report by writing to Goldman, Sachs & Co., P.O. Box 219711, Kansas City, MO 64121 or by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders). You may also access and download these reports at the Fund’s website: www.GSAMFUNDS.com.

If you have any questions, please contact your investment professional or authorized dealer.

May 4, 2016

200 West Street

New York, New York 10282

Goldman Sachs Trust II

Goldman Sachs Multi-Manager Alternatives Fund

200 West Street

New York, New York 10282

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

May 4, 2016

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to Goldman Sachs Multi-Manager Alternatives Fund (the “Fund”), a series of Goldman Sachs Trust II (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

Goldman Sachs Asset Management, L.P. (“GSAM”), the investment adviser of the Fund, selects investment managers (“Underlying Managers”) for the Fund subject to approval of the board of trustees (the “Board”) of the Trust. We are pleased to inform you that, at the recommendation of GSAM, the Board has appointed Acadian Asset Management LLC (“Acadian”), QMS Capital Management LP (“QMS”) and Russell Implementation Services Inc. (“RIS” and collectively, “New Underlying Managers”) to serve as new, additional Underlying Managers to the Fund. The Board approved the sub-advisory agreements between GSAM and each of Acadian, QMS and RIS (the “Sub-Advisory Agreements”) on February 24, 2016. Ares Capital Management II LLC (“Ares”), Atreaus Capital, LP (“Atreaus”), Brigade Capital Management, LP (“Brigade”), Corsair Capital Management, L.P. (“Corsair”), First Pacific Advisors, LLC (“FPA”), Graham Capital Management, L.P. (“GCM”), New Mountain Vantage Advisers, L.L.C. (“New Mountain Vantage”), Polaris Capital Management, LLC (“Polaris”) and Sirios Capital Management, L.P. (“Sirios”) continue to serve as the Fund’s other Underlying Managers. Each Underlying Manager is approved to manage a portion of the Fund’s portfolio (which may change over time) as allocated by GSAM and overseen by the Board. Additional information about GSAM, Acadian, QMS and RIS, the Sub-Advisory Agreements, and the Board’s approval of the Sub-Advisory Agreements is contained in the Information Statement.

Please note that, in reliance on exemptive relief obtained by GSAM and the Trust from the Securities and Exchange Commission, the hiring of Acadian, QMS and RIS on the Fund’s behalf does not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy.

This Notice of Internet Availability of the Information Statement is being mailed on or about May 24, 2016. The full Information Statement will be available for printing on the Fund’s website at www.gsamfunds.com until at least 90 days from the date of this Notice and the Information Statement. To access the full Information Statement, navigate to www.gsamfunds.com/literature, where the full Information Statement is available to view and print by utilizing the search feature to locate literature specific to Acadian, QMS or RIS. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders). If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one. If you have any questions about this Notice, please contact your financial advisor (if applicable) or contact the Fund at the appropriate phone number provided above.

Please Note: If (i) you are a member of a household in which multiple shareholders of the Fund share the same address, (ii) your shares are held in “street name” and (iii) your broker or bank has received consent to household material, then your broker or bank may have sent to your household only one copy of this Notice of Internet Availability of Information Statement unless your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Notice of Internet Availability of Information Statement, the Fund will deliver promptly a separate copy of this Notice of

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Internet Availability of Information Statement to you upon written or oral request. To receive a separate copy of this Notice of Internet Availability of Information Statement, please contact the Fund by calling toll free 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders) or by writing Goldman Sachs Funds, P.O. Box 219711, Kansas City, MO 64121. If your shares are held with certain banks, trust companies, brokers, dealers, investment advisers and other financial intermediaries (each, an “Authorized Institution”) and you would like to receive a separate copy of future notices of internet availability of information statements, prospectuses or annual reports or you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact your Authorized Institution.

MMALTISDOC 05-16

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